FOR IMMEDIATE RELEASE

THE CHILDREN’S PLACE RETAIL STORES, INC. ANNOUNCES RESIGNATION OF BOARD MEMBER JAMES GOLDMAN

Secaucus, New Jersey - March 3, 2008 - The Children’s Place Retail Stores, Inc. (Nasdaq: PLCE) today announced that James Goldman has resigned from the Company’s Board of Directors, effective immediately, due to increased time commitments associated with his position as Worldwide President of Godiva Chocolatier, Inc. Godiva was recently acquired by Ülker Group, a diversified international food company based in Istanbul, Turkey. Given additional demands arising from the new circumstances of his position, Mr. Goldman advised the Company that he will no longer be able to play the active role expected of a member of the Company’s Board. Mr. Goldman joined the Board of Directors in August 2006.

With this resignation, the Company has six directors, three of whom are independent. As a result, the Company acknowledges that it will no longer have the majority of independent directors generally required in accordance with Nasdaq’s listing standards. Under Nasdaq rules, the Company has a 180 day grace period to regain compliance with this requirement. The Board has a director search underway and expects to name an independent director to replace Mr. Goldman as soon as practicable.

“On behalf of the Company and its shareholders, I would like to thank Jim for his many contributions to the Board of Directors,” stated Sally Frame Kasaks, Acting Chair of the Board of Directors of The Children’s Place Retail Stores, Inc. “We appreciate the insight he has brought to the business and wish him continued success in his business endeavors.”

Mr. Goldman added, “I have greatly enjoyed working with the directors and executive management team of The Children’s Place Retail Stores, Inc., and regret that due to changed circumstances in my career and required time commitments I am unable to remain on the Board.”

The Children's Place Retail Stores, Inc. is a leading specialty retailer of children's merchandise. The Company designs, contracts to manufacture and sells high-quality, value-priced merchandise under the proprietary "The Children's Place" and licensed "Disney Store" brand names. As of February 2, 2008, the Company owned and operated 904 The Children's Place stores and 335 Disney Stores in North America and its online stores at www.childrensplace.com and www.disneystore.com.

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PLCE: Announces Resignation of Board Member

This press release may contain certain forward-looking statements regarding future circumstances. These forward-looking statements are based upon the Company's current expectations and assumptions and are subject to various risks and uncertainties that could cause actual results to differ materially. Some of these risks and uncertainties are described in the Company's filings with the Securities and Exchange Commission, including in the "Risk Factors" section of its reports of Forms 10-K and 10-Q. Risks and uncertainties relating to the restatement of the Company's historical financial information, the Company's historical stock option granting practices and other historical practices identified as material weaknesses as described in the Company's filings on December 5, 2007, the Company’s historical inventory purchasing and capital expenditure practices, overall liquidity position and other factors, the outcome of the informal investigation of the Company being conducted by the Securities and Exchange Commission, potential other governmental proceedings, the shareholder litigation commenced against the Company and certain of its officers and directors also could cause actual results, events and performance to differ materially. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date they were made. The Company undertakes no obligation to release publicly any revisions to these forward-looking statements that may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events. The inclusion of any statement in this release does not constitute an admission by the Company or any other person that the events or circumstances described in such statement are material.

 CONTACT: The Children’s Place Retail Stores, Inc.

Investors:	Heather Anthony, Investor Relations, 201/558-2865
Media:	Diane Zappas/Leigh Parrish, FD, 212/850-5600

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